                                                                     EXHIBIT 5.1
                       GRAYDON, HEAD & RITCHEY LETTERHEAD

                                 June 24, 1996
Jacor Communications, Inc.
1300 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202

    Re:  Issuance of 21,618,990.5 Common Stock Purchase Warrants of
       Jacor Communications, Inc. Pursuant to Registration Statement on Form S-4 Filed with the Securities and Exchange Commission
       -------------------------------------------------------

Gentlemen:

    We have acted as counsel to Jacor Communications, Inc. ("Company"), an Ohio corporation, in connection with the issuance of 21,618,990.5 Common Stock Purchase Warrants of the Company in connection with the merger of Citicasters Inc. with and into the Company as set forth in the Form S-4 Registration Statement, as amended, filed by the Company with the Securities and Exchange Commission.

    As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Articles of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

    On the basis of the foregoing, we express the following opinion:

        (i) The 21,618,990.5 Common Stock Purchase Warrants being issued by the Company are currently validly authorized and, when issued as contemplated by the Registration Statement, as amended, will be legally issued Common Stock Purchase Warrants of the Company; and

        (ii) The 4,400,000 Shares of Common Stock of the Company issuable upon the exercise of the Common Stock Purchase Warrants are currently validly authorized and, when issued as contemplated by the Registration Statement, as amended, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

    We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the Proxy Statement/Information Statement/Prospectus under the caption "Legal Matters."

                                        Very truly yours,

                                        GRAYDON, HEAD & RITCHEY

                                        By        /s/ Richard G. Schmalzl
                                           -------------------------------------
                                                    Richard G. Schmalzl